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                                                                   EXHIBIT 23(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of our audit report dated February 23, 2001, relating to the consolidated financial statements of NetSilicon, Inc. appearing in NetSilicon's Annual Report on Form 10-K for the year ended January 31, 2001. We also consent to the reference to us in the caption "Experts" in the Registration Statement.


                                          /s/ BDO Seidman, LLP

                                          BDO Seidman, LLP


Boston, Massachusetts
January 3, 2002